Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-4 of our report dated May 6, 2015 relating to the financial statements of VeloNewco Limited appearing in this Proxy Statement/Prospectus, which is part of this registration statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte, S.L.

Madrid, Spain

May 6, 2015